Exhibit 99.1

345 E. Main St.	NEWS
Warsaw, IN 46580
www.zimmer.com

Contacts:

Media	Investors
Jim Gill	Robert J. Marshall Jr.
574-371-1984	574-371-8042
jim.gill@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports First Quarter 2014

Financial Results

•	Net Sales of $1.161 billion represent an increase of 2.0% reported over the prior year period (an increase of 3.2% constant currency)

•	Diluted EPS for the first quarter were $1.29 reported, an increase of 0.8% over the prior year period, and $1.50 adjusted, an increase of 6.4% over the prior year period

•	Company reaffirms sales and updates earnings guidance for 2014

(WARSAW, IN) April 24, 2014—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended March 31, 2014. The Company reported first quarter net sales of $1.161 billion, an increase of 2.0% reported and an increase of 3.2% constant currency over the first quarter of 2013. Diluted earnings per share for the quarter were $1.29 reported and $1.50 adjusted, an increase of 6.4% adjusted over the prior year period.

“Zimmer produced solid results during the first quarter, providing further validation of our long-term growth and stockholder value creation strategies,”

said David Dvorak, Zimmer President and CEO. “As we continue focus on the execution of our quality and operational excellence initiatives, we believe that the Company is well positioned for continued growth in the evolving global healthcare landscape through the ongoing development and commercialization of innovative and clinically relevant solutions. Looking ahead, we remain committed to enhancing value for our stockholders and strengthening our position as a global leader in musculoskeletal healthcare.”

Net earnings for the first quarter were $221.5 million on a reported basis and $258.1 million on an adjusted basis, an increase of 7.2% adjusted over the prior year period. Operating cash flow for the first quarter was $188.8 million.

During the quarter, the Company utilized $400.5 million of cash to acquire 4.2 million shares. At the end of the first quarter, $599.5 million of share repurchase authorization remained available under the current program.

Also in the quarter, the Company paid $34.0 million in dividends and declared a first quarter dividend of $0.22 per share, an increase of 10% over the dividend declared for the prior year period.

Zimmer to Combine with Biomet

Zimmer also announced today that it has entered into a definitive agreement to acquire Biomet in a cash and stock transaction valued at approximately $13.35 billion, including the assumption of net debt. Please refer to the separate joint press release issued by Zimmer and Biomet today for additional details regarding the transaction.

Guidance

The Company reaffirmed its full-year revenue and updated earnings guidance for 2014. Full-year revenues are still expected to increase approximately 3.0% to 5.0% on a constant currency basis from 2013. The Company continues to estimate that foreign currency translation will decrease revenues by approximately 0.5% for the full year, resulting in reported revenue growth between 2.5% and 4.5%.

The Company’s earnings guidance has been updated to give effect to a change in the anticipated number of diluted weighted average shares outstanding for 2014. The number is expected to be higher as a result of the discontinuation of previously guided share repurchases ahead of the announced transaction with Biomet. The Company now expects full-year 2014 diluted earnings per share to be in a range of $4.90 to $5.10 on a reported basis and $6.00 to $6.20 on an adjusted basis with the higher average shares. Prior guidance for full-year 2014 adjusted diluted earnings per share was $6.10 to $6.30. Consistent with the prior guidance, adjusted diluted earnings per share exclude estimated charges for inventory and manufacturing related expenses, quality and operational excellence initiatives, and special items of $250.0 million on a pre-tax basis, or approximately $1.10 per diluted share, on an after-tax basis. Additional costs connected to the pending transaction with Biomet which are not estimable at this time, shall also be excluded from the adjusted earnings measure.

Conference Call, Webcast and Presentation

The Company will conduct its first quarter 2014 investor conference call today, April 24, 2014, at 8:00 a.m. Eastern Time. The live audio webcast and accompanying presentation can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520 and enter the conference ID15793245. A digital recording will be available. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID15793245.

Sales Table

The following table provides sales results by geographic segment and product category, as well as the percentage change compared to the prior year period on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2014

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change

Geographic Segments
Americas	$638	1%	1%
Europe	327	6	4
Asia Pacific	196	—	8

Total	1,161	2	3
Product Categories
Reconstructive
Americas	473	2	2
Europe	257	6	4
Asia Pacific	142	—	9

Total	872	3	4
Knees
Americas	284	3	3
Europe	131	7	5
Asia Pacific	73	—	10

Total	488	4	5
Hips
Americas	150	(1)	—
Europe	116	3	1
Asia Pacific	66	(2)	7

Total	332	—	2
Extremities	52	9	9
Dental	61	2	2
Trauma	79	(3)	(1)
Spine	48	1	1
Surgical and other	101	1	3

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2013 sales were approximately $4.6 billion. The Company is supported by the efforts of more than 9,000 employees worldwide.

Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, special items and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the success of our quality and operational excellence initiatives; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices, reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of our products; our ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; our ability to retain the independent agents and distributors who market our products; our dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on our ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

###

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(in millions, except per share amounts, unaudited)

	2014	2013
Net Sales	$1,161.5	$1,138.9
Cost of products sold	305.4	292.9

Gross Profit	856.1	846.0
Research and development	47.5	53.5
Selling, general and administrative	464.3	460.8
Special items	45.9	33.5

Operating expenses	557.7	547.8

Operating Profit	298.4	298.2
Interest income	2.5	3.7
Interest expense	(15.0)	(18.2)

Earnings before income taxes	285.9	283.7
Provision for income taxes	64.8	65.7

Net earnings	221.1	218.0
Less: Net loss attributable to noncontrolling interest	(0.4)	(0.6)

Net Earnings of Zimmer Holdings, Inc.	$221.5	$218.6

Earnings Per Common Share
Basic	$1.31	$1.30
Diluted	$1.29	$1.28
Weighted Average Common Shares Outstanding
Basic	169.1	168.7
Diluted	171.8	170.7
Cash dividends declared per common share	$0.22	$0.20

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$882.7	$1,080.6
Short-term investments	705.4	727.0
Receivables, net	939.1	936.6
Inventories	1,125.9	1,074.5
Other current assets	393.6	379.0

Total current assets	4,046.7	4,197.7
Property, plant and equipment, net	1,235.6	1,224.7
Goodwill	2,623.3	2,611.2
Intangible assets, net	671.0	707.7
Other assets	803.5	839.3

Total Assets	$9,380.1	$9,580.6

Liabilities and Stockholders’ Equity
Current liabilities	$918.7	$1,031.6
Other long-term liabilities	543.6	576.6
Long-term debt	1,680.1	1,672.3
Stockholders’ equity	6,237.7	6,300.1

Total Liabilities and Stockholders’ Equity	$9,380.1	$9,580.6

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(in millions, unaudited)

	2014	2013
Cash flows provided by (used in) operating activities
Net earnings	$221.1	$218.0
Depreciation and amortization	101.0	85.1
Share-based compensation	11.2	14.0
Income tax benefits from employee stock compensation plans	20.2	13.6
Excess income tax benefits from employee stock compensation plans	(5.4)	(3.5)
Inventory step-up	2.5	0.8
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(75.6)	17.6
Receivables	5.3	(44.2)
Inventories	(56.6)	(59.7)
Accounts payable and accrued expenses	(56.0)	(31.3)
Other assets and liabilities	21.1	(29.9)

Net cash provided by operating activities	188.8	180.5

Cash flows provided by (used in) investing activities
Additions to instruments	(49.4)	(57.5)
Additions to other property, plant and equipment	(31.4)	(17.9)
Purchases of investments	(600.7)	(94.8)
Sales of investments	583.1	232.0
Investments in other assets	—	(8.8)

Net cash provided by (used in) investing activities	(98.4)	53.0

Cash flows provided by (used in) financing activities
Net payments under revolving credit facilities	0.2	(100.1)
Dividends paid to stockholders	(34.0)	(30.9)
Proceeds from employee stock compensation plans	138.2	67.0
Excess income tax benefits from employee stock compensation plans	5.4	3.5
Repurchase of common stock	(400.5)	(392.0)

Net cash used in financing activities	(290.7)	(452.5)

Effect of exchange rates on cash and cash equivalents	2.4	(8.3)
Decrease in cash and cash equivalents	(197.9)	(227.3)
Cash and cash equivalents, beginning of period	1,080.6	884.3

Cash and cash equivalents, end of period	$882.7	$657.0

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended March 31,
	2014	2013	% Inc
Americas	$638.7	$634.7	1%
Europe	326.9	307.5	6
Asia Pacific	195.9	196.7	—

Total	$1,161.5	$1,138.9	2

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended March 31,
	2014	2013	% Inc/(Dec)
Reconstructive
Knees	$487.9	$471.0	4%
Hips	331.7	330.8	—
Extremities	52.1	47.8	9

	871.7	849.6	3
Dental	61.0	59.7	2
Trauma	79.7	82.0	(3)
Spine	48.3	47.7	1
Surgical and other	100.8	99.9	1

Total	$1,161.5	$1,138.9	2

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended March 31, 2014
	Reported % Change	Foreign Exchange Impact	Constant Currency % Change

Geographic Segments
Americas	1%	—%	1%
Europe	6	2	4
Asia Pacific	—	(8)	8
Total	2	(1)	3
Product Categories
Reconstructive
Americas	2	—	2
Europe	6	2	4
Asia Pacific	—	(9)	9
Total	3	(1)	4
Knees
Americas	3	—	3
Europe	7	2	5
Asia Pacific	—	(10)	10
Total	4	(1)	5
Hips
Americas	(1)	(1)	—
Europe	3	2	1
Asia Pacific	(2)	(9)	7
Total	—	(2)	2
Extremities	9	—	9
Dental	2	—	2
Trauma	(3)	(2)	(1)
Spine	1	—	1
Surgical and other	1	(2)	3

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended March 31, 2014 and 2013

(in millions, unaudited)

	Three Months Ended March 31,
	2014	2013
Net Earnings of Zimmer Holdings, Inc.	$221.5	$218.6
Inventory step-up and other inventory and manufacturing related charges	7.7	2.2
Special items	45.9	33.5
Taxes on above items*	(17.0)	(13.5)

Adjusted Net Earnings	$258.1	$240.8

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended March 31, 2014 and 2013

(unaudited)

	Three Months Ended March 31,
	2014	2013
Diluted EPS	$1.29	$1.28
Inventory step-up and other inventory and manufacturing related charges	0.04	0.01
Special items	0.27	0.20
Taxes on above items*	(0.10)	(0.08)

Adjusted Diluted EPS	$1.50	$1.41

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2014 Projected Diluted EPS and Projected Adjusted Diluted EPS

(unaudited)

Projected Year Ended December 31, 2014:	Low	High
Diluted EPS	$4.90	$5.10
Inventory step-up and other inventory and manufacturing related charges and special items	1.48	1.48
Taxes on above items*	(0.38)	(0.38)

Adjusted Diluted EPS	$6.00	$6.20

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items have been or are projected to be incurred.